UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 10, 2012

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

   (e)       MBLBank (the “Bank”), Minden Bancorp, Inc.’s (the “Company”) wholly owned subsidiary, entered into an amended and restated employment agreement (the “Bank Agreement”) with Mr. Byrd dated as of January 10, 2012.  The Bank Agreement supersedes his existing employment agreement entered into in 2009 (the “Original Agreement”) with the Bank and was revised and restated primarily to reflect the changes in the structure of the organization. At the time the Original Agreement was entered into, the Bank was part of a mutual holding company structure and was regulated by the Office of Thrift Supervision (the “OTS”) and the Louisiana Office of Financial Institutions.  On January 4, 2011, the Bank completed its reorganization from the mutual holding company structure to a fully public stock holding company.  In addition, as a result of the elimination of the OTS under the terms of the Dodd-Frank Act, the Bank’s primary federal banking regulator became the Federal Deposit Insurance Corporation.  The Bank Agreement also reflects changes necessary to comply with the Patient Protection and Affordable Health Care Act.  At the same time the Bank entered into the Bank Agreement, the Company entered into a companion employment agreement (the “Company Agreement”) with Mr. Byrd. The Bank Agreement and the Company Agreement are collectively referred to as the “Agreements.”  The terms of the Bank Agreement remain substantially the same as those of the Original Agreement other than as required to reflect the reorganization of the organization and as required to comply with laws and regulations.

Under the terms of the Agreements, the Company and the Bank have each agreed to employ Mr. Byrd for a term of three years in his current positions of President and Chief Executive Officer.  The Agreements with Mr. Byrd are at his current salary level, subject to periodic adjustment in the discretion of the Boards of Directors of the Company and the Bank.  The Agreements shall be reviewed annually by the Boards of Directors of the Company and the Bank to determine whether or not to extend the terms of the Agreements for an additional year.

The Agreements are terminable with or without cause by the Company or the Bank.  Mr. Byrd has no right to compensation or other benefits pursuant to the Agreements for any period after voluntary termination (other than for disability or retirement) or termination for cause or Mr. Byrd’s death. The Agreements provide that if (1) Mr. Byrd’s employment is terminated other than for cause, disability, retirement or death or (2) Mr. Byrd terminates his employment because certain adverse actions are taken with respect to his employment prior to a change in control, then Mr. Byrd will be entitled to, among other things, a cash severance payment as calculated in accordance with the terms of the Agreements, plus the continuation of certain miscellaneous fringe benefits.  If, following a change in control, as defined in the Agreements, Mr. Byrd’s employment is terminated as a result of certain adverse actions taken with respect to his employment, or by the Company or the Bank other than for cause, disability, retirement or Mr. Byrd’s death, then he will be entitled to, among other things, a cash severance payment in such event as calculated in accordance with the terms of the Agreements plus the continuation of certain miscellaneous fringe benefits.

The Agreements each contain a non-compete provision that restricts Mr. Byrd’s employment and business activities if his employment is terminated.  The non-compete provision, however, is not applicable if his employment is terminated for cause or following a change in control of the Company as defined in the Agreement.  Under the non-compete provision, Mr. Byrd may not become an officer, employee, consultant, director or trustee of another bank, or its affiliate, in Webster Parish or the surrounding parishes.  The non-compete provision of each employment agreement has a term of two years from the date of Mr. Byrd’s termination of employment.

The Bank Agreement provides that if any of the payments to be made pursuant to its terms or otherwise upon termination of the executive officer’s employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such payments and benefits will be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes and not subjecting Mr. Byrd to a 20% excise tax.

The Company Agreement provides that severance payments payable to Mr. Byrd by the Company shall include the amount by which the severance benefits payable by the Bank are reduced as a result of Section 280G of the Code.  In addition, the Company Agreement provides that the Company shall reimburse Mr. Byrd for any resulting excise and other taxes payable by him as a result of the foregoing payment.

Under the Agreements, the Mr. Byrd’s compensation, benefits and expenses are paid by the Company and the Bank in the same proportion as the time and services actually expended by Mr. Byrd on behalf of each company.

For additional information, reference is made to the Agreements included as Exhibits 10.1 and 10.2 hereto and which are incorporated herein by reference thereto.

(f)	Not applicable.

Item 7.01	Regulation FD Disclosure

On January 13, 2012, Company issued a press release announcing the declaration by the Board of Directors on January 10, 2012 of a quarterly cash dividend of $0.075 per share of common stock.  The dividend is payable on February 3, 2012 to shareholders of record as of January 24, 2012.

For additional information, reference is made to the Company’s press release, dated January 13, 2012, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01	Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between MBL Bank and Jack E. Byrd, Jr.

10.2	Employment Agreement between Minden Bancorp, Inc. and Jack E. Byrd, Jr.

99.1	Press release regarding the declaration of a cash dividend for the quarter ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: January 13, 2012	By:	/s/Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between MBL Bank and Jack E. Byrd, Jr.

10.2	Employment Agreement between Minden Bancorp, Inc. and Jack E. Byrd, Jr.

99.1	Press release regarding the declaration of a cash dividend for the quarter ending December 31, 2011.